Exhibit 99.1

Transcript of Presentation Given to Shareholders After Klein Bank Shareholder’s Meeting
September 23, 2004

John Klein:

I’d like to introduce Paul Murphy, CEO of Southwest Bank. Walter Johnson, chairman, Scott McLean, president and a few others whose names escape me at this time.

Paul?

Paul Murphy:

Thank all of you for being here, I want to take just a few minutes to tell you more about our bank. First I would start by saying how thrilled we are to be affiliated with the Klein Bank organization. It is a terrific group of people extremely hardworking staff, very dedicated t the community and the clients they serve. I pledge to you we will continue very much forward in the same line the same traditions that John Klein and Mike have demonstrated through the years. Let me round out introductions ... Darren Craig of our bank here on the edge of the table and Randy Meyer is our Chief Financial Officer.

What we want to do is go through quickly the Southwest Bank of Texas story so you will be able to see what our combined bank will look like. We are the largest independent bank in Houston. We were started really back in 1990 when Walter Johnson joined then the Northwest Crossing National Bank, raised 13 and half million in capital and began what is today Southwest Bank of Texas.

The themes that you see here are from our this year’s Annual Report where we go through and focus on a few of the key ingredients, and our philosophy and strategy and that is first off take time to listen. To really understand what our clients needs are. To focus on generating new ideas, new solutions, new products, new capabilities to the market. We want to do the right thing. That means put the client’s needs ahead of our own. Deliver the right product for them not the best margin opportunity for us. We want to continue to offer great products and champion the community...something that you all have demonstrated quite well. And then finally, the bottom line is get results. I think this is what matters more than anything to our customers. It’s great to get to know your banker, but if they want the loan closed on a Thursday at noon, the we need to have the loan closed on Thursday at noon. Get results is what matters. Make it happen. Be focused.

The competitive landscaped in banking today is three tiered. One end is the community banks that are high touch and know their clients well. The other end is the global banks, about 55-60 percent of deposits in the Houston metropolitan area would be with the top 3 banks: JP Morgan Chase-Bank One combined now, Wells Fargo and Bank of America. We compete quite well with those larger banks. We of course are in the best of all worlds, right in the middle. Big enough to have products and services that are highly competitive, have a talented team and are still common sense oriented and much easier to do business with, we think than the 1-800 numbers at the really big banks.

This may be hard to see in the back of the room but you can see the current outline of our branch network and you can see the five branches we just started with in Dallas. As I said, we are the largest independent bank in Houston. Today we have 49 branches, about an $80 million dollar legal loan limit. We focus on many privately held owner-operated businesses somebody needs to borrow $200,000 to $500,000 up to $2 or $3 million very core client, very important relationship for our bank ... that would be more our bread and butter. We also do a very nice job for individuals in the retail consumer banking. We have about $6.3 billion in assets, a market cap of a billion five in round numbers and 200 calling officers. We believe we have more people out knocking on doors in this region than any other bank. Some of the banks are bigger than we are but we have more head count because some of the loans we make are smaller than some of the others.

It really is a great story as I mentioned when Walter joined the bank we had one branch, 20 employees about $50 million in assets, today six point three billion in assets about 1800 employees. The bulk of our growth, about 75 percent, has been internally generated. It really is a revenue growth story, a very strong sales culture and fee income products have really driven a big part of our market share gain and I’ll show more about that in a minute. We have a very conservative credit culture and a rock solid track record in terms of our credit underwriting. We have very transparent financials. If you can understand a balance sheet then you can understand our bank. Our primary assets are loans, a bond portfolio and fixed assets ... building and equipment. On the liability side, we have core deposits, occasional federal home loan bank advances and then some straight forward capital instruments and equity capital so I think it is a very transparent, easy to understand business model and balance sheet.

We have been successful with five mergers to date. Joining forces with Klein will be our sixth and I believe our most significant and I believe one that has as much or more potential than anything we’ve done before.

We also believe we are in very enviable markets. We have a very talented team that is capable of growing the business. We have employee shareholders, of our roughly 1800 employees, 1500 are shareholders of the bank through our stock option program. We are in the top 100 banks based on deposits around number 92. We are in the top 65 based on loans in the U.S. We are one of the best and fastest growing banks in Texas over the last 15 years. We’ve done a nice job for our shareholders just as John and Mike have done for all of you. We’ve generated about a 28 percent compound internal rate of return over the last 14 years. We get great responses from the survey data that we do whether it is retail or business. 96 percent of our customers would recommend our bank and 8 out of 10 rate our treasury management products as above average or excellent so we are very pleased with that.

This slide in my opinion really suggests consistency. I think that is so important in a banking relationship. You want a bank that is consistent with their loan policies, with their people with their commitment to service and we do find that some of our larger competitors have some inconsistencies about the way they do things. Very proud of our earnings growth over the last five years we have been growing earnings about 15 percent compound annual growth rate a very solid number and you can see for yourself assets around 15 percent deposits around 13 percent so again I see a lot of consistency and solid steps in this path.

Very good second quarter for us our earnings are up about 11% in the second quarter of the year. Our strategies have changed very little since we started 15 years ago. We have grown and expanded geographically but our core focus on the clients that we serve has really been quite consistent.

We are very progressive in terms of our technology strategy. I’ll give you a few examples of some our larger, perhaps more sophisticated and demanding technology clients. At the top left there is UTMB, University of Texas Medical Branch in Galveston ... they’ve been with us for several years now. UT I think is 14 thousand employees sixth or seventh largest employer in the city. We are the lead treasury management bank for UT. All of their receivables come straight to us our computer calls their computer we update their aging direct. No human hand at UT needs rekey that information. It brings automation, streamlines their process its better audit controls, a number of advantages and a very important relationship.

We are the lead bank for Harris County. We actually operate Harris County’s website so if you go to Harris County to pay your real estate taxes that site is hosted by our bank. We’ve done a very nice for them.

We just won a major piece of business from MD Anderson. Not all of their business but a lockbox operation, similar to what we are doing for UT and one we are very proud of.

So while we are focused on smaller businesses we have the depth and capability of going up market and really handling what I would term are more sophisticated users of technology.

I think we have diversified our revenue stream nicely over this period as well. As you can see from this slides our non interest income as a percentage of revenue has grown to about 30 percent last year and 30 percent through the first half of this year. You can see nice percentage growth in our capital markets division, this would be our securities divisions and things of that nature. You see our treasury management team just really doing a fabulous job. We are very good at treasury management in my opinion and retail is having nice growth also started from fairly modest beginnings. So I see a lot of balance and consistency to our different product lines.

Of course the Texas economy and the Houston economy where we live and operate is a very attractive market and that has been recognized by banks beyond our boundaries as you see them flooding into our markets these days and I think being the hometown team us a great advantage for us.

About 300 billion in deposits in Texas. Houston is around 80 or 84 billion I think is the most current number we have about a six percent market share based on deposits in this region. 10 years ago we had less than one quarter of one percent so its nice market share movement. We think that if we stay focused on our clients and do a good job for them, continue to be a good place to work, retain our talented staff then we have a great chance of really moving those percentage gains consistently and significantly over time in the years ahead.

This is a look at our merger history you can see the first three mergers we did at merger date on a combined basis were about 850 million in deposits. Today they would be a little over a billion six in deposits. I would suggest the last two are a little too new to rate. We haven’t had them all that long but very optimistic that we will have nice growth there and genuinely as I said earlier I think that the Klein organization represents one of the best opportunities of any bank we have ever been affiliated with. Proud of our track record we work hard to reach out to the clients and the staff at our newly merged partners. We want them to be an important part of our bank. We want them in many cases to have more authority than they’ve had. Every bit the same ability to do a good job for their clients as they’ve had in the past.

Lone Star Bank in Dallas merged with us in February this year. We have five branches there just getting started in that market. Off to a very nice start. Lone Star is about 225 million in assets we’ll be over 400 million today with the core growth that we’ve had from our own Houston-based team calling there and the people we’ve added in the Dallas market since that time. The competitive landscape in Dallas looks very similar to what we have in Houston. Those big three banks still about 55 to 60 percent market share and there is some good local competitors just as there is here. But I don’t think there is a bank that brings all of the things to the table that we do in terms of technology, big enough to have the loan limit the resources and the competitive pricing. We are quite optimistic.

This slide is perhaps the most interesting to you. You see how beautifully the Klein organization fits into the overall franchise here bringing us to the fourth largest bank in the Houston region. We were just not represented out in this market. You guys have done just a fabulous job and so having a chance to talk to John and seeing how well our two footprints fit together we think is further evidence of the very strong logic behind our merging.

As I mentioned at the outset asset quality has always been an important indicator of success for us. Virtually our entire senior loan committee lived through the difficult 1980s. They don’t teach in business school what you learned in 1980s about how to be a banker. Our crew has a long memory and I think we are more conservative lenders and better bankers as a result of having lived through that.

You see the diversification of our portfolio on this slide. This is cash flow and this is collateral so if you work for Exxon and we make you a home loan we are going to call you an energy loan on this side and the same loan is going to be classified as a residential home mortgage on this side. Two different cuts of the same portfolio. I see diversity from our cash flow standpoint and diversity from our collateral standpoint and the different subsets of the real estate type lending that we do there.

The chargeoff track record is one of the best in the industry we don’t take that for granted but our credit culture is very solid. Non performers today relative to the industry and other banks are really acceptable numbers.

I hit the highlights of this in the opening but the people who invested with our team, with Walter when they put the team together are up about 33 times the original investment over the 14 and a half year period. Keefe Buryette and Woods, a New York based research analyst group does a study every year of banks ten year track records. So through ups and downs, good margins and bad margins different economic environments ... we’ve been named three years in a row to the KBW Honor Roll as one of the best performing banks over a 10 year time frame.

About a billion five market cap as I mentioned. When we went public in January of 1997 we had about 160 million in market cap and two research firms covering us. And now you see a really diverse number of research firms that cover our bank. A lot of interest in Texas banking and a lot of interest in the Southwest Bank of Texas story.

So in summary it’s a great team. I feel like I have one of the best jobs in banking...I enjoy going to work I respect the people I work with. We are smaller in many ways, we are the underdog but we pull hard together, we are focused on our clients, we are consistent , good credit culture and I think we have a grand opportunity to do a nice job for all of our shareholders.

With that, I’d be happy to open the floor to questions. Does anybody have any questions?

John Klein:

Paul, why don’t we stop this meeting, have a few drinks and talk informally?

Paul Murphy:

OK. John’s suggestion is to stop this meeting which makes sense to us. We have plenty of time we’ll be happy to hang around and hopefully meet as many of you as possible.

Jill Vaughan:

Wait, we have a presentation. Could I get all of the officers of Klein Bank to come up. Twenty five years ago, John Klein had the vision along with Maria to start Klein Bank. Then he was smart enough to have the vision to bring Mike Brummerhop into the picture. There are a lot of people in this room that over the last 25 years have been here for long periods of time. Not only have we enjoyed it from a day to day basis but it has made a difference in our personal lives as well. John, you have been a wonderful person in all of our lives and we look forward to still getting those phone calls because we know you have your office there and we know that that phone will be working just as loud as it does now. Truly, the merger opportunity this bank, Klein Bank has made such a difference in the lives of so many people in north Harris County and we are truly a landmark here in this area because of you and your vision. We are truly a community bank and a community organization and now that the relatively new marks in Montgomery county we’ve made a difference there as well. As just a token of our appreciation and our love and admiration of you and Mike, we have a presentation for both of you and we want you to be thinking of us, working and slaving away as you are enjoying your semi-retirement. We just want to say thank you.

John Klein:

I’ve got one comment to make. Really and truly it has been a lot of fun but I’ll tell you the staff of this company is what made my job easy. They did it all.

Mike Brummerhop:

I want to thank Jill for her very kind comments. It has been a very enjoyable ride and it has been as good for us Jill as it has for you.

Walter Johnson:

I’d like to make one comment. We are planning on them helping us make this thing grow just like they have been doing for 25 years. I am really excited about all of this. John and I have been very close friends since 1970. I remember the first time I met him he was arguing with somebody and I stepped in the middle of it and I’ve been in the middle of it ever since. (laughter) But he is a great friend, he and Maria both, and I am just so happy that we are back together again. And Paul and I have discussed it many times and we are counting on John to be a big part of this as we go forward. So you are not off the hook big John.

End.